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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

     We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed and on behalf of each of us.

November 27, 2000                   MANHATTAN ACQUISITION CORP.

                                    By:  /s/ Harold O. Rosser
                                         ---------------------
                                         Name: Harold O. Rosser
                                         Title: President

                                    BRUCKMANN, ROSSER, SHERRILL &
                                    CO. II, L.P.

                                    By: BRSE, L.L.C., its general partner

                                    By:  /s/ Harold O. Rosser
                                         ---------------------
                                         Name: Harold O. Rosser
                                         Title: Managing Director